UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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CENTENE CORPORATION

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N E W S   R E L E A S E

Contacts:	Media	Investors
	Marcela Manjarrez	Jennifer Gilligan
	(314) 445-0790	(212) 459-1306
	mediainquiries@centene.com	investors@centene.com

 CENTENE APPOINTS SARAH LONDON AS CHIEF EXECUTIVE OFFICER

ST. LOUIS (March 22, 2022) -- Centene Corporation (NYSE: CNC) announced today that Sarah London, Vice Chairman of Centene, has been appointed Chief Executive Officer, effective immediately, succeeding Michael Neidorff. Mr. Neidorff remains on a previously announced medical leave of absence from his position on the Board of the Company.

Ms. London has spent her career at the forefront of innovation in healthcare. Her focus has been advancing integrated, value-based care models through the development and application of data-driven insights and technology.

Prior to her appointment as CEO, Ms. London served as Vice Chairman of the Centene Board of Directors. In her management role, Ms. London led the Company’s technology and digital strategy in addition to running the Health Care Enterprises and Specialty divisions, Corporate Strategy, Quality Operations, Internal Audit, Compliance and Risk Management. Since Mr. Neidorff began a medical leave of absence in February 2022, she has been a member of the Office of the Chairman charged with running the day-to-day management of the Company.

“I am delighted that the Board has appointed Sarah as CEO. Her strategic thinking, fresh perspective and diverse experience make her the natural leader to harness the potential of Centene,” said James Dallas, Acting Chairman of Centene. “Sarah has infused an innovative mindset across the enterprise in her relentless effort to improve Centene’s capabilities to provide the highest quality of care for our members. I have been consistently impressed by Sarah’s passion to serve our members, who are often the most vulnerable amongst us. The Board and I are confident that she is the right visionary leader to increase value for our shareholders and author the next chapter of Centene’s growth.”

“I am honored and humbled to have been selected as the next CEO of Centene and to work alongside extraordinary colleagues to provide quality healthcare to over 26 million Americans,” said Ms. London. “The healthcare landscape is rapidly changing, and Centene’s mission – to transform the health of our communities one member at a time – has never been more relevant. We have a unique opportunity to empower our members, providers, and their communities in this transformation. Together, we can deliver innovative, integrated, and equitable care that meets our members where they live and exceeds their expectations. I’m excited by the tremendous opportunity to leverage the size and scale of this Company to create true, sustaining value for our members, state partners, employees and shareholders.”

“I also want to thank Michael Neidorff, Centene’s visionary leader for more than 25 years. Michael built one of the great success stories in American business, and his commitment to providing affordable, high-quality healthcare to our fellow citizens will remain a bedrock of this Company going forward,” said Ms. London.

Brent Layton, President and Chief Operating Officer of Centene, stated, “Sarah brings a tremendous skillset to the leadership of Centene Corporation, and I’m excited to partner closely with her as Centene begins our journey into the next era of our history.”

Drew Asher, Centene’s Chief Financial Officer, said, “Sarah brings a modern vision to the helm of one of this country’s most important healthcare companies.  I’m thrilled to be part of this management team, and I firmly believe in the potential of this Company to continue its remarkable history of accomplishment within the healthcare industry.”

About Sarah London

Sarah London is the Chief Executive Officer of Centene Corporation, a diversified healthcare enterprise providing a portfolio of government-sponsored healthcare programs focusing on under-insured and uninsured individuals to more than 26 million Americans.

Prior to her appointment as CEO, Ms. London served as Vice Chairman of the Company, and in her management role was responsible for a portfolio of companies independent of Centene’s health plans, designing differentiated platform capabilities, and delivering industry-leading products and services to third-party customers. Ms. London previously served as the Company’s Senior Vice President of Technology Innovation and Modernization, responsible for enterprise-wide technology strategy and execution with a focus on next-generation products and services.

Before joining Centene in 2020, Ms. London was a Partner at Optum Ventures, the venture capital arm of UnitedHealth Group. Prior to Optum Ventures, Ms. London served as Chief Product Officer for Optum Analytics, the business unit responsible for driving strategy and commercialization of Optum’s integrated data and analytics solutions into the provider, payer and life sciences markets.

Ms. London previously served as Vice President of Client Services & Operations with Humedica, a venture-backed healthcare data and analytics company acquired by Optum in 2013.

Prior to joining Humedica, Ms. London was part of the team that launched Accretive Health’s Quality & Total Cost of Care business, providing end-to-end population health strategy and operational consulting to leading medical centers around the country.

Ms. London began her healthcare career at Health Leads, a nationally-recognized social enterprise that partners with healthcare organizations to address social determinants of health by connecting patients to the community-based resources needed to support high-quality, cost-effective health outcomes.

Ms. London received an M.B.A. with High Honors from the University of Chicago Booth School of Business and a B.A. Magna Cum Laude in History & Literature from Harvard College, where she played Division I tennis.

About Centene Corporation

Centene Corporation, a Fortune 25 company, is a leading healthcare enterprise that is committed to helping people live healthier lives. The Company takes a local approach – with local brands and local teams – to provide fully integrated, high-quality, and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Centene offers affordable and high-quality products to nearly 1 in 15 individuals across the nation, including Medicaid and Medicare members (including Medicare Prescription Drug Plans) as well as individuals and families served by the Health Insurance Marketplace, the TRICARE program, and individuals in correctional facilities. The Company also serves several international markets, and contracts with other healthcare and commercial organizations to provide a variety of specialty services focused on treating the whole person. Centene focuses on long-term growth and value creation as well as the development of its people, systems, and capabilities so that it can better serve its members, providers, local communities, and government partners.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene’s investor relations website, https://investors.centene.com/.

Forward-Looking Statements
All statements, other than statements of current or historical fact, contained in this press release are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions (and the negative thereof). Centene (the Company, our, or we) intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, value creation strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of our recently completed acquisition of Magellan Health (the Magellan Acquisition), other recent and future acquisitions and dispositions, investments and the adequacy of our available cash resources. These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. All forward-looking statements included in this press release are based on information available to us on the date hereof. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this press release, whether as a result of new information, future events or otherwise, after the date hereof. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including, but not limited to: our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates due to the impact of COVID-19; the risk that the election of new directors, changes in senior management and inability to retain key personnel may create uncertainty or negatively impact our ability to execute quickly and effectively; uncertainty as to the expected financial performance of the combined company following the recent completion of the Magellan Acquisition; the possibility that the expected synergies and value creation from the Magellan Acquisition or the WellCare Acquisition (or other acquired businesses) will not be realized, or will not be realized within the respective expected time periods; the risk that unexpected costs will be incurred in connection with the integration of the Magellan Acquisition or that the integration of Magellan Health will be more difficult or time consuming than expected, or similar risks from other acquisitions we may announce or complete from time to time; disruption from the integration of the Magellan Acquisition or from the integration of the WellCare Acquisition, or similar risks from other acquisitions we may announce or complete from time to time, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; a downgrade of the credit rating of our indebtedness; competition; membership and revenue declines or unexpected trends; changes in healthcare practices, new technologies, and advances in medicine; increased healthcare costs; changes in economic, political or market conditions; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act (collectively referred to as the ACA) and any regulations enacted thereunder that may result from changing political conditions, the new administration or judicial actions; rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses; our ability to adequately price products; tax matters; disasters or major epidemics; changes in expected contract start dates; provider, state, federal, foreign and other contract changes and timing of regulatory approval of contracts; the expiration, suspension, or termination of our contracts with federal or state governments (including, but not limited to, Medicaid, Medicare, TRICARE or other customers); the difficulty of predicting the timing or outcome of legal or regulatory proceedings or matters, including, but not limited to, our ability to resolve claims and/or allegations made by states with regard to past practices, including at Envolve Pharmacy Solutions, Inc. (Envolve), as our pharmacy benefits manager (PBM) subsidiary, within the reserve estimate we have recorded and on other acceptable terms, or at all, or whether additional claims, reviews or investigations relating to our PBM business will be brought by states, the federal government or shareholder litigants, or government investigations; timing and extent of benefits from strategic value creation initiatives, including the possibility that these initiatives will not be successful, or will not be realized within the expected time periods; challenges to our contract awards; cyber-attacks or other privacy or data security incidents; the exertion of management’s time and our resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions; changes in expected closing dates, estimated purchase price and accretion for acquisitions; the risk that acquired businesses will not be integrated successfully; restrictions and limitations in connection with our indebtedness; our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth; availability of debt and equity financing, on terms that are favorable to us; inflation; foreign currency fluctuations and risks and uncertainties discussed in the reports that Centene has filed with the Securities and Exchange Commission. This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission (SEC), including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.